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                                 CITIZENS FUNDS

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                          SHARES OF BENEFICIAL INTEREST


     Pursuant to paragraph (8) of Article Fourth of the Declaration of Trust, dated November 19, 1982, as amended and restated as of July 2, 1998, and as further amended (the "Declaration of Trust"), of Citizens Funds (the "Trust"), the undersigned, being a majority of the Trustees of the Trust hereby amend and restate the Trust's existing Establishments and Designations of Series of Shares of Beneficial Trust in order to change the names of three series of Shares (as defined in the Declaration of Trust) which were previously established and designated to establish one new series of Shares and to eliminate one series of Shares. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

     1.   The series shall be as follows:

          The series previously designated as Citizens Index Fund shall be redesignated as "Citizens Core Growth Fund."

          The series previously designated as Citizens Small Cap Index Fund shall be redesignated as "Citizens Small Cap Core Growth Fund."

          The series previously designated as Working Assets Money Market Fund shall be redesignated as "Citizens Money Market Fund".

The series previously designated as Muir National Tax Free Income Fund, no Shares thereof being outstanding, is hereby eliminated.

The new series shall be designated as "Citizens International Growth Fund."

The other remaining series are as follows:

         Citizens Income Fund
         Citizens Global Equity Fund
         Citizens Emerging Growth Fund

     2. Each series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of each series shall be redeemable, shall be entitled to one vote (or a fraction thereof in respect of a fractional Share) on matters on which Shares of each series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to each series, and shall be entitled to receive its pro rata share of the net assets of each series upon liquidation of each series, all as provided in Article Fourth of the Declaration of Trust.
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     3.   All consideration received by the Trust for the issuance or sale of
Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income thereon, profits therefrom or proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series and shall be so recorded on the books of account of the Trust. In the event there are any assets, income, earnings, profits, proceeds, funds or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time and in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No Shareholder of any particular series shall have any claim on or right to any assets allocated to any other series.

     4. The assets belonging to each particular series shall be charged with the liabilities of the Trust with respect to that series and all expenses, costs, and reserves attributable to that series, and any general liabilities, expenses, charges or reserves of the Trust which are not readily identifiable as belonging to a particular series shall be allocated and charged by the Trustees to and among one or more of the series established and designated from time to time in such manner and on such basis the Trustees in their sole discretion deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act to determine which items will be treated as income and which items as capital; and each such determination shall be conclusive and binding upon Shareholders. Under no circumstances shall the assets allocated or belonging to a particular series be charged with the liabilities, expenses, costs, charges or reserves attributable to any other series. All persons who have been extended credit which has been allocated to a particular series shall look only to the assets of that particular series for payment of such credit claim or contract.

     5. Each Share of a series will represent a beneficial ownership interest in the net assets allocated or belonging to such series only and such interest shall not extend to the assets of the Trust generally. Dividends and Distributions on Shares of a particular series may be paid with such frequency as the Trustees determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that series only, from such of the income and capital gains, accrued and realized, from the assets belonging to that series, as the Trustees determine after providing for actual and accrued liabilities belongs to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the Shareholders of that series in proportion to the number of Shares of that series held by such Shareholders at the date and time of record established for payment of such dividends and distributions. Shares of any particular series of the Trust may be redeemed solely out of the Trust property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to a pro rata share of the net assets of such series only.

     6. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed effectively acted upon with respect to such series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and the Declaration of Trust.
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     7.   The Trustees may, in their discretion, authorize the division of
Shares of any series into one or more classes or sub-series. All Shares of a class or sub-series shall be identical with each other and with the Shares of each other class or sub-series of the same series except for such variations between classes or sub-series as may be approved by the Board of Trustees and permitted by the Investment Company Act of 1940, as amended, or pursuant to any exemptive order issued by the Commission.

IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series to be effective as of the _____ day of October, 2000.


Azie Taylor Morton                               Martha Pope

----------------------                           ----------------------
Trustee                                          Trustee
   Azie Taylor Morton                               Martha Pope
   10910 Medfield Court                             701 A Street NE
   Austin, TX  78739                                Washington, DC  20002

Pablo Eisenberg                                  Ada Sanchez

----------------------                           ----------------------
Trustee                                          Trustee
   Pablo Eisenberg                                  Ada Sanchez
   3729 Massachusetts Avenue NW                     11 Stagecoach Road
   Washington, DC  20016                            Amherst, MA  01002

Mitchell A. Johnson                              Sophia Collier

----------------------                           ----------------------
Trustee                                          Trustee
   Mitchell A. Johnson                              Sophia Collier
   2753 Unicorn Lane NW                             230 Commerce Way, Suite 300
   Washington, DC  20015                            Portsmouth, NH  03801

John L. Shields

----------------------
Trustee
   John L. Shields
   230 Commerce Way, Suite 300
   Portsmouth, NH  03801